UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2014

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)	10022 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 2.02  Results of Operations and Financial Condition.

As disclosed on February 28, 2014, Citigroup Inc.’s results of operations for the fourth quarter of 2013 and full year 2013 were impacted by an estimated $235 million after-tax ($360 million pretax) charge resulting from a fraud discovered in Banco Nacional de Mexico (“Banamex”), a Citi subsidiary in Mexico, in February 2014.  The fraud increased fourth quarter of 2013 operating expenses in Transaction Services by an estimated $400 million, with an offset to compensation expense of approximately $40 million associated with the Banamex variable compensation plan.  These adjustments are reflected throughout the revised Quarterly Financial Data Supplement for the quarter and year ended December 31, 2013 attached as Exhibit 99.01.  The primary pages impacted are:  1, 2, 3, 5, 6, 18, 20, 24, 31 and 43.  For additional information, see Citi’s 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 3, 2014 and Citi’s Form 8-K filed with the SEC on February 28, 2014.

The revised Quarterly Financial Data Supplement for the quarter and year ended December 31, 2013 is being furnished as Exhibit 99.01 to this Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number

99.01	Citigroup Inc. revised Quarterly Financial Data Supplement for the quarter and year ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: March 3, 2014

	By:	/s/ JEFFREY R. WALSH
Name: Jeffrey R. Walsh
Title: Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number

99.01	Citigroup Inc. revised Quarterly Financial Data Supplement for the quarter and year ended December 31, 2013.